UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2018

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

On March 26, 2018, Spanish Broadcasting System, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that certain transfers of the Company’s outstanding 10 ¾% Series B Cumulative Exchangeable Redeemable Preferred Stock (the “Series B Preferred Stock”) may, when attempted, have had no effect as a legal matter and were void and remain void today.  As a result, there are genuine questions regarding valid ownership, or good title, to these shares.  The Company today requested that The Depository Trust Company suspend trading in the Series B Preferred Stock pending the resolution of who validly owns these shares and is considering possible additional steps to protect the lawful owners of its Series B Preferred Stock and innocent parties from ineffective and possibly fraudulent transfers of such shares, among other things.  The Press Release also contains additional information regarding these matters.

Through the Press Release, the Company is also updating the market, to clarify that, while certain of its Series B Preferred Stock may have been transferred to non-U.S. entities, it has not yet issued foreign share certificates evidencing such stock.  In addition, previous to this date, the Company had not yet suspended trading in the Series B Preferred Stock, despite the Company’s stated intent to do so in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2017.  The Company is also clarifying that the suspension of the rights of the holders of the Series B Preferred Stock that was disclosed in such Current Report on Form 8-K suspends such stockholders’ rights to the extent permitted by Delaware law, except that it permits such stockholders to transfer their shares to citizens of the United States, but only to the extent that such stockholders lawfully owned their respective shares of Series B Preferred Stock.  To the extent that an entity or individual purported to acquire Series B Preferred Stock in a transaction that required prior approval by the Federal Communications Commission or, if given effect, would have placed the Company in violation of foreign ownership restrictions set forth in the Communications Act of 1934, as amended, by operation of the Third and Amended Certificate of Incorporation of the Company, that entity or individual does not lawfully own the Series B Preferred Stock at issue and may not lawfully transfer it.

The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained herein shall not be incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of Spanish Broadcasting System, Inc., dated March 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

March 26, 2018	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary